                                                                     EXHIBIT 2.1

                             ACQUISITION AGREEMENT
                             ---------------------


     THIS AGREEMENT is made and entered into as of the 5th day of February, 1998 by and between SQL Financials International, Inc., a Delaware corporation (the "Company"), and Technology Ventures, L.L.C., a Georgia limited liability company ("TV"), having a principal place of business located at Two Ravinia Drive, Suite 1090, Atlanta, Georgia 30346.

     WHEREAS, the Company desires to acquire TV's membership interest in SQL Financials Services, L.L.C. ("SQL Services"), a Georgia limited liability company (the "Membership Interest"), in consideration for (i) 150,000 shares of the common stock of the Company, par value $.0001 per share (the "Shares"); (ii) a non-negotiable subordinated promissory note from the Company in the principal amount of $1,100,000.00 in the form attached to this Agreement as Exhibit A (the
                                                                  ---------
"Note"); and (iii) a warrant to purchase 200,000 shares of the common stock of the Company, par value $.0001 per share, at an exercise price of $5.50 per share in the form attached to this Agreement as Exhibit B (the "Warrant"); and
                                          ---------

     WHEREAS, as further consideration for the acquisition of the Membership Interest, TV desires to receive cash equivalent to the Net Profits (as hereinafter defined) for the Membership Interest until such time as the earlier of (i) the closing of the Company's initial public offering of its common stock registered pursuant to the Securities Act of 1933 (the "IPO") or (ii) a Sale of the Company (as hereinafter defined).

     WHEREAS, the Members of SQL Services (the "Members"), the Managers of SQL Services (the "Managers") and Joseph S. McCall ("McCall") desire that the transactions contemplated by this Agreement occur.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

     1.   Acquisition of Membership Interest.
          ----------------------------------

     Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants contained herein, the Company hereby agrees to issue and deliver to TV, and TV hereby agrees to acquire from the Company, (i) the Shares, (ii) the Note, and (iii) the Warrant, all in exchange for the transfer by TV to the Company of all of its right, title and interest in the Membership Interest to the Company. The issuance and delivery of the Shares, the Note and the Warrant, and the assignment of the Membership Interest, shall be made at the Closing (as defined in Section 2 below).

     2.   The Closing.
          -----------

     The closing of the acquisition of the Membership Interest for the Shares, the Note and the Warrant hereunder (the "Closing") shall be held at the offices of the Company at 2:00 p.m. , on the date first above stated, or at such other time and place to which the Company and TV may agree (the "Closing Date"). At the Closing, and subject to the terms, conditions, representations, warranties and covenants set forth in this Agreement, the Company will (i) issue to TV a certificate for the Shares, (ii) make and deliver in favor of TV the Note, and
(iii) execute and deliver to TV the Warrant, in each case simultaneously with the assignment of the Membership Interest by TV to the Company as provided herein.

     3.   Representations and Warranties of the Company.  The Company hereby
          ---------------------------------------------
represents and warrants to TV as follows:

          3.1  Corporate Power and Authority.  The Company has now, and will
               -----------------------------
have at the Closing Date, all requisite legal and corporate power to enter into this Agreement, to issue the Shares hereunder, to make and deliver the Note hereunder, to execute and deliver the Warrant hereunder and to carry out and perform its obligations under the terms of this Agreement and the Note and the Warrant. All corporate action on the part of the Company, its officers, board of directors (the "Board") and shareholders necessary for the sale and issuance of the Shares, the Note and the Warrant pursuant hereto and the performance of the Company's obligations hereunder has been taken. This Agreement shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other similar laws affecting creditors' rights generally.

          3.2  The Shares.  The Shares, when issued in compliance with the
               ----------
provisions of this Agreement, will be validly issued and outstanding, fully paid and non-assessable, free and clear of any security interests, pledges, liens, charges, claims or other encumbrances or restrictions, except for the transfer restrictions and rights of co-sale contained in a certain Restated Shareholders' Agreement, dated as of September 1, 1995, as amended as of January 1, 1997, (the "Shareholders' Agreement"), between the Company and its holders of common stock (including TV), the voting restrictions contained in a certain Amended and Restated Shareholders' Voting Agreement, dated as of September 1, 1995 (the "Shareholders' Voting Agreement"), between the Company and its holders of common stock (including TV), and, to the extent not waived, the transfer restrictions and rights of co-sale contained in Section 11.3 of a certain Series F Convertible Preferred Stock Purchase

Agreement dated September 26, 1997 ("Series F Agreement"), to which the Company and TV are parties.

          3.3  The Note.  The Note that is being made and delivered to TV
               --------
hereunder, when made and delivered in accordance with the terms of this Agreement, will be duly and validly made, free and clear of any security interests, pledges, liens, charges, claims or other encumbrances or restrictions except as set forth in the Note.

          3.4  The Warrant.  The Warrant that is being made and issued to TV
               -----------
hereunder, when executed and delivered in accordance with the terms of this Agreement, will be duly and validly issued, free and clear of any security interests, pledges, liens, charges, claims or other encumbrances or restrictions except as set forth in the Warrant. The 200,000 shares of the Company's common stock issuable upon exercise of the Warrant have been duly and validly reserved for issuance and, when issued in compliance with the provisions of the Warrant, will be duly and validly issued, fully paid, and nonassessable and will be free and clear of any security interests, pledges, liens, charges, claims or other encumbrances or restrictions on transfer other than (i) transfer restrictions under applicable state and federal securities laws, (ii) transfer restrictions as specifically set forth in the Warrant, and (iii) any security interests, pledges, liens, charges, claims or other encumbrances or restrictions on transfer created by TV or other parties other than the Company.

     4.   Representations and Warranties of TV.  TV hereby represents and
          ------------------------------------
warrants to the Company as follows:

          4.1  Authority.  TV is a limited liability company duly organized,
               ---------
validly existing and in good standing under the laws of Georgia. TV has full legal power and authority to execute, deliver and perform its obligations hereunder, and such execution, delivery and performance will not violate any agreement, contract, law, rule, decree or other legal restriction by which TV is bound. Any corporate, partnership or similar action on the part of TV's members or managers necessary under applicable law and the organizational documents of TV for the purchase of the Shares and the performance of TV's obligations hereunder has been taken. This Agreement, when executed and delivered by TV, will constitute a valid and legally binding obligation of TV, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws or other similar laws affecting creditors' rights generally.

          4.2  The Membership Interest.  The Membership Interest to be assigned
               -----------------------
to the Company on the Closing Date consists of TV's entire twenty percent (20%) membership interest in SQL Services, including TV's proportionate rights in all distributions (liquidating or otherwise), except for such distribution as will be made pursuant to Section 7.2 of this Agreement, and allocations of the profits, losses, gains, deductions, and credits of SQL Services. TV has not previously sold, assigned, transferred, encumbered or conveyed the Membership Interest; such interest constitutes all of TV's right, title, and interest in SQL Services; and the Membership Interest is free and clear of any security interests, pledges, liens, charges, claims or other encumbrances or restrictions, except for the transfer restrictions set forth in Article 12 of the Operating Agreement of SQL Services, as amended in Section 6.3 of this Agreement.

          4.3  Investment Representations.  This Agreement is made with TV upon
               --------------------------
the understanding as a specific representation to the Company by TV that:

          (a) the Shares and Warrant (including the shares received upon exercise of the Warrant) acquired hereunder will be acquired for TV's own account and not with a view to the distribution of any part thereof, and TV has no present intention of selling, granting participation in, or otherwise distributing the same;

          (b) TV acknowledges that TV has the knowledge and experience in financial and business matters so as to be capable of evaluating the merit and risk of and protecting TV's own interests in connection with TV's acquisition of the Shares and the Warrant, has had the opportunity to ask such questions of the Company and to review such documents as TV deemed necessary in connection with its acquisition of the Shares and the Warrant, is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risk of the investment pursuant to this Agreement; and

          (c) TV understands that the Shares and the Warrant are characterized as "restricted securities" under the federal securities laws and certain state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares and the Warrant may be resold without registration under the Securities Act and those state securities laws only in certain limited circumstances. In this connection, TV represents that it is familiar with Rule 144 promulgated by the Securities and Exchange Commission, as presently in effect, understands the resale limitations imposed thereby and by the Securities Act, and is aware that the Company is under no obligation to create a public market for its securities. (The "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.)

          4.4  Shareholders' Agreement. Upon issuance to TV, the Shares will be
               -----------------------
subject to all of the terms, conditions and limitations of the Shareholders' Agreement. In the event that the Warrant is exercised at any time prior to the Company's initial public offering under the Securities Act, the shares issued to TV upon exercise of the Warrant shall also be subject to all of the terms, conditions and limitations of the Shareholders' Agreement.

     5.   Transfer of Shares.
          ------------------

          5.1  Transfer Restrictions.  Upon issuance to TV, the Shares will be
               ---------------------
subject to all of the transfer restrictions contained in the Shareholders' Agreement and the Series F Agreement, to the extent such restrictions are not waived by the parties to the Series F Agreement, and shall only be transferred or become transferable as provided therein. TV acknowledges that Section 11.3 of the Series F Agreement (rights of co-sale) continues to apply, as set forth in the Series F Agreement, with respect to any sale of the Registrable Securities (as hereinafter defined in Section 8.1) not made pursuant to or following a Registration Statement (as hereinafter defined in Section 8.1) filed in connection with an underwritten initial public offering of the Company's Common Stock as set forth in Section 8.2 of this Agreement. TV and McCall covenant that they will not agree to amend, modify or terminate Sections 1, 4, 5, 7, 8, 9 and 10 of the Shareholders' Agreement without the prior written consent of the Company.

          5.2  Restrictive Legends. The following legends, or words of similar
               -------------------
effect, shall be stamped or otherwise imprinted on the certificate or certificates evidencing the Shares:

                              TRANSFER RESTRICTED
                              -------------------

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
     REGISTERED UNDER THE FEDERAL AND STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND

     STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED,
     HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT IN A TRANSACTION WHICH IS REGISTERED UNDER, EXEMPT FROM, OR OTHERWISE IN COMPLIANCE WITH THE FEDERAL AND STATE SECURITIES LAWS, AS TO WHICH THE ISSUER HAS RECEIVED SUCH ASSURANCES AS THE ISSUER MAY REQUEST, WHICH MAY INCLUDE A SATISFACTORY OPINION OF ITS COUNSEL.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN (1) AN AGREEMENT DATED AS OF SEPTEMBER 1, 1995 (THE "SHAREHOLDERS' AGREEMENT") AMONG THE COMPANY AND THE SHAREHOLDERS (AS DEFINED THEREIN), AS AMENDED, AND (2) A STOCK PURCHASE AGREEMENT DATED AS OF SEPTEMBER 26, 1997 (THE "SERIES F AGREEMENT"), AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE SHAREHOLDERS' AGREEMENT AND THE SERIES F AGREEMENT. A COPY OF THESE AGREEMENTS IS ON FILE AT THE OFFICES OF THE COMPANY AND MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE PRESIDENT OF THE COMPANY.

     6.   SQL Services.  The Members and Managers of SQL Services hereby agree
          ------------
and warrant as follows:

          6.1  Members.  Prior to the Closing, the Members of SQL Services are
               -------
the Company and TV. The Company and TV hereby execute this Agreement in their own capacities and in their capacities as Members of SQL Services.

          6.2  Written Consent.  This Agreement, when signed by the Company, TV
               ---------------
and the Managers, shall constitute a written consent of the Members and Managers in accordance with Articles 8.2 and 8.6 of the Operating Agreement of SQL
Services, as amended by Section 6.3 of this Agreement.   An original copy of
this Agreement, duly executed by the Members and Managers of SQL Services, shall be delivered to SQL Services for inclusion in the company records of SQL Services.

          6.3  Amendment to Operating Agreement.  Pursuant to Article 16.2 of
               --------------------------------
the Operating Agreement of SQL Services, the Members and Managers hereby agree to amend the Operating Agreement of SQL Services in the manner set forth in the Amendment to Operating Agreement attached hereto as Exhibit C.
                                                    ---------

          6.4  Substitute Member.  Pursuant to Article 14 of the Operating
               -----------------
Agreement of SQL Services, as herein amended (the "Amended Operating Agreement"), effective upon the assignment of the Membership Interest at the Closing, the Company shall be admitted as a Substitute Member of SQL Services with respect to the Membership Interest and shall be entitled to all of the membership rights of TV with respect to the Membership Interest. Pursuant to
Article 13.1(a) of the Amended Operating Agreement, TV hereby withdraws as a Member of SQL Services effective upon the admission of the Company as a Substitute Member with respect to the Membership Interest assigned by TV.

          6.5  Opinion of Counsel.  In accordance with Article 12.1(b) of the
               ------------------
Amended Operating Agreement, the Managers hereby waive the requirement for an opinion of counsel on applicable state and federal securities laws concerning the assignment of the Membership Interest from TV to the Company.

          6.6  Management Services Agreement.  The Management Services Agreement
               -----------------------------
dated March 9, 1995 between SQL Services and TV, attached hereto as Exhibit D,
                                                                    ---------
is hereby terminated. In full satisfaction of its obligations under the Management Services Agreement, SQL Services shall pay $33,621.99 to TV at the Closing.

          6.7  TV's Promissory Note.  TV is presently indebted to SQL Services
               --------------------
under a promissory note, a copy of which is attached hereto as Exhibit E, dated
                                                               ---------
March 9, 1995 in the
principal amount of $75,000 (the "TV Note") for its Initial Capital Contribution for the Membership Interest. As of February 5, 1998, the outstanding principal and accrued interest owed under the TV Note is $33,621.99. TV shall satisfy its obligations under the TV Note at the Closing by payment to SQL Services of all outstanding principal and accrued interest due as of the Closing Date.

     7.   Distributions of Net Profits.
          ----------------------------

          7.1  Payments by the Company.  Notwithstanding anything in this
               -----------------------
Agreement to the contrary, as further consideration for the assignment of the Membership Interest, the Company agrees to pay to TV on a monthly basis cash equivalent to twenty percent (20%) of the Net Profits (as defined in the Amended Operating Agreement) allocable to the Membership Interest from January 1, 1998 until the earlier of (a) the closing of the Company's IPO or (b) a Sale of the Company (as defined herein). As used herein, the term "Sale of the Company" shall mean (a) any sale of all or substantially all of the assets or shares of outstanding capital stock of the Company to one or more third parties that are not affiliated with the Company prior to such sale; (b) any liquidation of the Company; or (c) any merger, consolidation or similar transaction to which the Company is a party and following which the persons who were shareholders of the Company immediately prior to the transaction hold less than a majority of the outstanding shares of voting capital stock of the surviving or resulting corporation or other entity. Any payments to be made under this Section 7.1 are wholly contingent upon the existence of Net Profits for SQL Services (determined on a monthly basis) in accordance with the relevant provisions of the Amended Operating Agreement and hereof and are otherwise subject to all of the terms, conditions and limitations contained in the Amended Operating Agreement. The Company, TV and the Managers agree that the process and accounting procedures presently in use for allocating costs, expenses and revenues in determining Net Profits for SQL Services shall continue in effect unmodified until the earlier of the closing of the Company's IPO or the Sale of the Company. The payments due under this paragraph shall be made on the tenth
(10th) business day following the end of each month for which the Net Profits are determined. Until the earlier of the closing of the Company's IPO or a Sale of the Company, the Company hereby agrees to maintain SQL Services as a separate limited liability company or as a distinct business unit of the Company, in either case for the express purpose of maintaining the process and accounting procedures presently in use for allocating costs, expenses and revenues in determining Net Profits for SQL Services.

          7.2  Reconciliation of Capital Account.  The Company, TV and SQL
               ---------------------------------
Services hereby acknowledge that as of December 31, 1997, (a) TV's Capital Account (as defined in the Amended Operating Agreement) contained accumulated Net Profits allocable to the Membership Interest in the amount of $753,613.80 (the "Accumulated Net Profits") and (b) TV has received to date a total of $638,600.00 in Distributions of Available Cash (as defined in the Amended Operating Agreement) for the Membership Interest from its Capital Account (the "Total Cash Distributions"). At the Closing, SQL Services shall distribute to TV the difference between the Accumulated Net Profits and the Total Cash Distributions, which amount equals $115,013.80.

     8.   Registration Rights.
          -------------------

          8.1  Certain Definitions.  As used in this Section 8 and elsewhere in
               -------------------
this Agreement, the following terms shall have the following respective meanings:

          "Affiliate" shall mean an officer or director of the Company or ten
           ---------
percent (10%) holder of the Company's outstanding shares of Common Stock;

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, or any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Registrable Securities" shall mean (i) the 181,800 shares of Common
           ----------------------
Stock of the Company presently held by TV; (ii) the 150,000 shares of Common Stock of the Company to be acquired by TV pursuant to this Agreement; and (iii) any shares of Common Stock issuable, as stock dividends, subdivisions or combinations with respect to any of the shares specified in (i)-(ii) of this sentence.

          "Registration Expenses" shall mean all expenses (except for "Selling
           ---------------------
Expenses" as defined below) incurred by the Company in complying with Sections
8.2 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, reasonable fees and disbursements of counsel for the Company.

          The terms "register", "registered" and "registration" shall refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement.

          "Registration Statement" shall mean a registration statement on Form
           ----------------------
S-1 or Form S-3 filed by the Company with the Commission for a public offering and sale of securities of the Company.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          "Selling Expenses" shall mean all underwriting discounts and selling
           ----------------
commissions pertaining to the sale of the Registrable Securities pursuant to
Section 8.2 and all fees and disbursements of counsel for TV.

          8.2  Registration Right.
               ------------------
               (a) If the Company shall determine to file a Registration Statement in connection with an underwritten initial public offering of its Common Stock (the "Initial Public Offering"), the Company shall include in such registration, pursuant to Commission Rule 415 of the Securities Act (if applicable), and either as a part of the Registration Statement for the Initial Public Offering or pursuant to a separate Registration Statement filed concurrently therewith, all of the Registrable Securities, subject to the requirements and limitations set forth below. The Company shall use its best efforts to cause the registration of the Registrable Securities registered pursuant to this Section 8 to become effective.

               (b) As a condition to TV's right to participate in the Company's underwritten Initial Public Offering, TV must enter an underwriting agreement in customary form with the underwriter or underwriters selected for such Initial Public Offering by the Company. The rights of TV under this Section 8.2 shall expire following completion of the first registered public offering of shares by the Company in which TV shall have been permitted to include (giving effect to any prior sales or transfers other than pursuant to a registration statement) one hundred percent (100%) of the Registrable Securities.

               (c) The Company may at any time withdraw or abandon any Registration Statement which triggers the provisions of this Section 8.2 without any liability to TV.

          8.3  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification and compliance pursuant to subsection 8.2 shall be borne by the Company. All Selling Expenses with respect to Registrable Securities sold to underwriters pursuant to any such registration shall be borne by TV. If, notwithstanding this Agreement, applicable authorities in any state wherein Registrable Securities are to be sold require an allocation of Registration Expenses, TV agrees to pay its apportioned share thereof.

          8.4  Registration Procedures.  In the case of the registration,
               -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep TV advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

               (a) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, and use its best efforts in good faith to cause such Registration Statement to become and remain effective as provided herein;

               (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus included in such Registration Statement as may be necessary or advisable to comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement or as may be necessary to keep such Registration Statement effective and current, but for no longer than two years subsequent to the effective date of the Registration Statement;

               (c) furnish to TV such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as TV may reasonably request in order to facilitate the disposition of the Registrable Securities held by TV;

               (d) enter into such customary agreements and take all such other action in connection therewith as TV may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

               (e) use its best efforts in good faith to register and qualify the Registrable Securities covered by such Registration Statement under such securities or Blue Sky laws of such jurisdictions as TV shall reasonably request and do any and all such other acts and things as may be reasonably necessary or advisable to enable TV to consummate the disposition in such jurisdictions of the Registrable Securities held by TV; provided, however, that the Company
                                       --------  -------
shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any such jurisdiction.

     Notwithstanding the foregoing provisions of this Section 8.4, (1) TV will not (until further notice) effect sales thereof after receipt of ten (10) days prior written notice from the Company to suspend sales for a reasonable period of up to 60 days to permit the Company to correct, update or supplement such Registration Statement or prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect; and (2) at the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by this Section 8.4 (and any extensions thereof required by the preceding paragraph (1) of this Section 8.4), TV shall discontinue sales of shares pursuant to such Registration Statement upon notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and TV shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

          8.5  Indemnification.
               ---------------
               (a) The Company will indemnify TV, its officers, managers and members, and each person controlling TV, if Registrable Securities held by TV are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter of such Registrable Securities, if any, and each person who controls such underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse TV, each of its officers, managers and members, and each person controlling TV, such underwriter and each person who controls such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to TV or underwriter in any such case to the extent that such claim, loss, damage, liability or expense arises out of or is based on (i) any untrue statement or omission made in reliance upon and in conformance with written information furnished to the Company by or on behalf of TV or underwriter and which was furnished specifically for the purpose of being used therein or (ii) a failure by TV to deliver a final prospectus to its transferee if any material change has been made to the preliminary prospectus.

               (b) TV will, if Registrable Securities held by TV are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration, qualification or compliance, each person who controls the Company or such underwriter within the meaning of the Securities Act, and each "Holder" as defined in Section 8 of the Series F Convertible Preferred Stock Purchase Agreement dated September 26, 1987, each of the officers, directors and partners of each such Holder and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular or other similar document filed with respect to or relating to the Registrable Securities, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and will reimburse the Company, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of TV and which was furnished specifically for the purpose of being used therein.

               (c)  Each party entitled to indemnification under this Section
8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party, at such party's expense, to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense (except for the payment of fees, costs and expenses provided for below), and provided further that the failure of any
                                  --------
Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that such failure to give notice shall adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Notwithstanding the election of the Indemnifying Party to assume the defense of any such claim or litigation, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such claim or litigation, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the defendants in, or targets of, any such claim or litigation include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it or to other Indemnified Parties which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party); (iii) in the exercise of the Indemnified Party's reasonable judgment, the Indemnifying Party shall not have employed satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such claim or litigation; or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the expense of the Indemnifying Party. The Indemnified Party shall not settle any such claim or litigation without the consent of the Indemnifying Party.

          8.6  Information by TV.  TV shall furnish to the Company in writing
               -----------------
such information regarding TV and the distribution proposed by TV for the Registrable Securities as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          8.7  Market "Stand-off" Agreement.  TV, if requested by the Company
               -----------------------------
and an underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of the Registrable Securities in connection with the Company's initial public offering during the 180-day period following the effective date of the Company's first Registration Statement. The

Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 180-day period.

     9.   Mutual Release.
          --------------

     Except as otherwise expressly provided herein and in any other written agreements, as the same may have been amended or modified, between the Company and SQL Services, on the one hand, and TV and McCall Consulting Group, Inc, on the other hand, which have not been expressly terminated by this Agreement (the "Surviving Agreements"), and except for any claims which arise because of breach of this Agreement or the Surviving Agreements, the Company, SQL Services and TV (for itself and its wholly-owned subsidiary, McCall Consulting Group, Inc.) hereby waive, release and promise never to assert any and all claims that they have or might have against each other or their subsidiaries (including without limitation SQL Services, SQL Financials Europe, Inc. and McCall Consulting Group, Inc.), affiliated persons or entities, officers, directors, stockholders, agents, attorneys, employees, successors or assigns, from the beginning of the world to the date of this Agreement. The foregoing release as it applies to officers, directors and other individuals is intended to release such persons in all capacities, including individual and official.

     10.  Miscellaneous.
          -------------

          10.1 Costs and Expenses.  In connection with this Agreement and the
               ------------------
transactions described herein, the Company and TV agree to pay their own expenses, costs and fees.

          10.2 Successors and Assigns. This Agreement may not be assigned by
               ----------------------
either the Company or TV without the prior written consent of the other.
Subject to the foregoing, all covenants and agreements contained in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties.

          10.3 Governing Law.  The internal laws of the State of Delaware
               -------------
(regardless of conflict of laws principles) shall govern all issues concerning the construction, validity and interpretation of this Agreement.

          10.4 Survival of Representations, Warranties and Covenants.  The
               -----------------------------------------------------
representations, warranties and covenants of the Company and TV contained in Sections 3 and 4 of this Agreement shall survive the Closing for a period of two years, and thereafter no action, suit or claim shall be brought alleging any misrepresentation or untruthfulness based upon the subject matter of such representations or warranties, and any such action, suit or claim shall be forever barred; provided, however, that any action based upon fraud shall not be
                --------  -------
barred and may be brought notwithstanding the provisions of this Section. The covenants of McCall and TV contained in Section 5.1 shall continue until the closing of the Company's IPO. Nothing contained herein, nor the Closing of hereof, shall be construed to limit or otherwise restrict the parties' respective obligations under this Agreement, the Note or the Warrant.

          10.5 Entire Agreement; Amendment.  This Agreement and the other
               ---------------------------
documents delivered pursuant hereto or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by TV and the Company. Failure to comply with the terms of the Note or the Warrant shall be deemed to be a breach of this Agreement.

          10.6 Notices, etc..  All notices and other communications required or
               -------------
permitted hereunder shall be in writing and shall be made by hand delivery, first-class mail (registered or certified, return receipt requested), telecopier, or overnight air courier guaranteeing next day delivery, addressed as follows: (a) if to the Company, at SQL Financials International, Inc., 3950 Johns Creek Court, Suwanee, Georgia 30024, Attention:
President, with a copy to Thomas C. Chase, Esq., Hill & Barlow, a Professional Corporation, One International Place, Boston, Massachusetts 02110, (b) if to TV, at Technology Ventures, L.L.C., Two Ravinia Drive, Suite 1090, Atlanta, Georgia 30346, with a copy to Roy M. Jones, Esq. Cushing, Morris, Armbruster & Jones, 2100 Peachtree Center, Cain Tower, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, or to such other address as the party receiving such notice shall have properly designated to the other party hereto in writing. Each such notice shall be deemed given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          10.7 Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to TV or the Company upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of TV or the Company, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to TV or the Company, shall be cumulative and not alternative.

          10.8 Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, some of which may have signature pages differing as to form, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.

          10.9  Severability.  If any provision of this Agreement, or its
                ------------
application to any person or circumstances, is invalid or unenforceable, then the remainder of this Agreement or the application of such provision to other persons or circumstances, shall not be affected thereby. Further, if any provision or application hereof is invalid or unenforceable then a suitable and equitable provision shall be substituted therefor in order to carry out so far as may be valid or enforceable the intent and purposes of the invalid and unenforceable provision.

          10.10 Captions.  Captions and headings used herein are for
                --------
convenience of reference only and shall not limit or control the meaning of any provisions hereof.

     The foregoing Acquisition Agreement is hereby executed under seal as of the date first above written.

                              SQL FINANCIALS INTERNATIONAL, INC.



                              By: /s/ Stephen P. Jeffery
                                  ------------------------------------
                                  STEPHEN P. JEFFERY, President



                              TECHNOLOGY VENTURES, L.L.C.



                              By: /s/ Joseph S. McCall
                                  ------------------------------------
                                  JOSEPH S. McCALL, Sole Manager

     The undersigned Managers of SQL Financials Services, L.L.C. hereby join in the foregoing Acquisition Agreement for the purposes of Sections 6, 7 and 9:

                                      /s/ Joseph S. McCall
                                      ------------------------------------
                                      Joseph S. McCall


                                      /s/ Joseph E. Bibler
                                      ------------------------------------
                                      Joseph E. Bibler


                                      /s/ Stephen P. Jeffery
                                      ------------------------------------
                                      Stephen P. Jeffery



     The undersigned common stockholder of SQL Financials International, Inc. hereby joins in the foregoing Acquisition Agreement for the purposes of Section 5.1.

                                      /s/ Joseph S. McCall
                                      ------------------------------------
                                      Joseph S. McCall